ARROW ELECTRONICS. INC. 9201 E. DRY CREEKROAD CENTENNIAL, CO 80112 303-824-4000	NEWS

Exhibit 99.1
Arrow Electronics Reports First-Quarter 2018 Results
-- Record First-Quarter Sales, Gross Profit, Operating Income, and Earnings per Share --
-- First-Quarter Earnings Per Share of $1.56; Non-GAAP Earnings Per Share of $1.88 --
CENTENNIAL, Colo.--(BUSINESS WIRE)-May 3, 2018--Arrow Electronics, Inc. (NYSE:ARW) today reported first-quarter 2018 sales of $6.88 billion, an increase of 20 percent from sales of $5.74 billion in the first quarter of 2017. First-quarter net income of $139 million, or $1.56 per share on a diluted basis, compared with net income of $115 million, or $1.27 per share on a diluted basis, in the first quarter of 2017. Excluding certain items1, net income would have been $168 million, or $1.88 per share on a diluted basis, in the first quarter of 2018, compared with net income of $132 million, or $1.46 per share on a diluted basis, in the first quarter of 2017. Excluding certain items1, net income increased 27 percent year over year, and earnings per share on a diluted basis increased 29 percent year over year.
“We continue to expand our line card, our services, and the solutions we bring to the marketplace to capitalize on the exciting growth opportunities from IoT, industrial automation, and smart cities, homes, and vehicles,” said Michael J. Long, chairman, president, and chief executive officer. “We are delivering differentiated performance as evidenced by our fifth straight quarter of record results.”
Global components first-quarter sales of $4.93 billion increased 21 percent year over year. First-quarter sales, as adjusted, increased 16 percent year over year. Americas components sales increased 15 percent year over year. Sales in the region, as adjusted, increased 13 percent year over year. Asia-Pacific components sales increased 20 percent year over year. Europe components sales increased 32 percent year over year. Sales in the region, as adjusted, increased 16 percent year over year. Global components first-quarter operating income increased 32 percent year over year. “As we expected, we are capturing strong leverage on our growing sales,” said Mr. Long.
Global enterprise computing solutions first-quarter sales of $1.95 billion increased 16 percent year over year. First-quarter sales, as adjusted, increased 11 percent year over year. Americas enterprise computing solutions sales increased 9 percent year over year. Sales in the region, as adjusted, increased 12 percent year over year. Europe enterprise computing solutions sales increased 29 percent year over year. Sales in the region, as adjusted, increased 9 percent year over year. Global enterprise computing solutions first-quarter operating income grew 2 percent year over year and grew 1 percent year over year excluding amortization of intangibles expense. The divestiture of the systems integration business on March 2, 2018 resulted in an approximately $2 million unfavorable operating income comparison to the first quarter of 2017.
“Value-added resellers and managed service providers are moving their businesses to Arrow due to our leadership in newer technologies, including cloud, security, and software-defined data center solutions,” added Mr. Long.
“Return on invested capital increased year over year for the third straight quarter. First-quarter cash flow from operations was a seasonally negative $75 million. We expect the substantial investments we made to support our rapid growth, and our disciplined approach to working capital management, to drive further improvements in returns and cash flow in the coming quarters,” said Chris Stansbury, senior vice president and chief financial officer. “We remain committed to returning excess cash to shareholders. During the first quarter, we returned approximately $40 million to shareholders through our stock repurchase program. We had approximately $319 million of remaining authorization under our share repurchase program at the end of the first quarter.”

1 A reconciliation of non-GAAP adjusted financial measures, including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted, to GAAP financial measures is presented in the reconciliation tables included herein.

GUIDANCE
“As we look to the second quarter, we believe that total sales will be between $7 billion and $7.4 billion, with global components sales between $5 billion and $5.2 billion, and global enterprise computing solutions sales between $2 billion and $2.2 billion. As a result of this outlook, we expect earnings per share on a diluted basis, to be in the range of $1.78 to $1.90, and earnings per share on a diluted basis, excluding certain items1, to be in the range of $2.08 to $2.20 per share. Our guidance assumes interest expense will be approximately $48 million. Our guidance also assumes an average tax rate of 23.5 percent to 25.5 percent and average diluted shares outstanding are expected to be approximately 89 million. We are expecting the average USD-to-Euro exchange rate for the second quarter to be approximately $1.23 to €1,” said Mr. Stansbury.
Please refer to the CFO commentary, which can be found at investor.arrow.com, as a supplement to the company’s earnings release.
Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 150,000 original equipment manufacturers, value-added resellers, contract manufacturers, and commercial customers through a global network. The company maintains over 300 sales facilities and 45 distribution and value-added centers, serving over 80 countries.
Information Relating to Forward-Looking Statements
This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global enterprise computing solutions markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow. Forward-looking statements are those statements which are not statements of historical fact. These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any of the forward-looking statements.
For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017.
Certain Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales, income, or expense on a non-GAAP basis adjusted for the impact of changes in foreign currencies and the impact of acquisitions/dispositions by adjusting the company's operating results, including the amortization expense related to acquired/disposed intangible assets, as if the acquisitions/dispositions had occurred at the beginning of the earliest period presented (referred to as "impact of acquisitions" and "impact of dispositions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted to exclude identifiable intangible amortization, restructuring, integration, and other charges, and certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations. These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions/dispositions (including intangible assets amortization expense), and financing activities. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.
The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results. This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance. In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.
The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP. Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)
(Unaudited)

	Quarter Ended
	March 31, 2018	April 1, 2017
		(adjusted)
Sales	$6,875,613	$5,736,780
Cost of sales	6,006,669	4,975,583
Gross profit	868,944	761,197
Operating expenses:
Selling, general, and administrative expenses	562,969	515,526
Depreciation and amortization	47,247	37,141
Loss on disposition of businesses, net	1,562	—
Restructuring, integration, and other charges	21,171	15,505
	632,949	568,172
Operating income	235,995	193,025
Equity in earnings (losses) of affiliated companies	(673)	925
Gain (loss) on investments, net	(2,452)	1,982
Post-retirement expense	1,231	1,800
Interest and other financing expense, net	45,179	38,249
Income before income taxes	186,460	155,883
Provision for income taxes	46,590	39,564
Consolidated net income	139,870	116,319
Noncontrolling interests	776	1,582
Net income attributable to shareholders	$139,094	$114,737

Net income per share:
Basic	$1.58	$1.29
Diluted	$1.56	$1.27

Weighted-average shares outstanding:
Basic	87,955	89,262
Diluted	89,035	90,541

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)
(Unaudited)

	March 31, 2018	December 31, 2017
		(adjusted)
ASSETS
Current assets:
Cash and cash equivalents	$548,644	$730,083
Accounts receivable, net	7,378,453	8,125,588
Inventories	3,572,714	3,302,518
Other current assets	267,402	256,028
Total current assets	11,767,213	12,414,217
Property, plant, and equipment, at cost:
Land	13,288	12,866
Buildings and improvements	163,901	160,664
Machinery and equipment	1,362,693	1,330,730
	1,539,882	1,504,260
Less: Accumulated depreciation and amortization	(690,015)	(665,785)
Property, plant, and equipment, net	849,867	838,475
Investments in affiliated companies	88,166	88,347
Intangible assets, net	348,378	286,215
Goodwill	2,703,542	2,470,047
Other assets	367,639	361,966
Total assets	$16,124,805	$16,459,267
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$6,110,752	$6,756,830
Accrued expenses	806,122	841,675
Short-term borrowings, including current portion of long-term debt	38,220	356,806
Total current liabilities	6,955,094	7,955,311
Long-term debt	3,533,050	2,933,045
Other liabilities	487,847	572,971
Commitments and contingencies
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized - 160,000 shares in both 2018 and 2017
Issued - 125,424 shares in both 2018 and 2017	125,424	125,424
Capital in excess of par value	1,105,108	1,114,167
Treasury stock (37,804 and 37,733 shares in 2018 and 2017, respectively), at cost	(1,787,653)	(1,762,239)
Retained earnings	5,758,234	5,596,786
Accumulated other comprehensive loss	(101,505)	(124,883)
Total shareholders' equity	5,099,608	4,949,255
Noncontrolling interests	49,206	48,685
Total equity	5,148,814	4,997,940
Total liabilities and equity	$16,124,805	$16,459,267

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended
	March 31, 2018	April 1, 2017
Cash flows from operating activities:		(adjusted)
Consolidated net income	$139,870	$116,319
Adjustments to reconcile consolidated net income to net cash used for operations:
Depreciation and amortization	47,247	37,141
Amortization of stock-based compensation	12,994	11,575
Equity in (earnings) losses of affiliated companies	673	(925)
Deferred income taxes	(2,818)	13,938
Other	5,917	1,445
Change in assets and liabilities, net of effects of acquired and disposed businesses:
Accounts receivable	789,843	948,621
Inventories	(260,620)	(38,185)
Accounts payable	(691,818)	(982,355)
Accrued expenses	(22,087)	(93,865)
Other assets and liabilities	(94,278)	(34,599)
Net cash used for operating activities	(75,077)	(20,890)

Cash flows from investing activities:
Cash consideration paid for acquired businesses	(331,467)	—
Proceeds from disposition of businesses	34,291	—
Acquisition of property, plant, and equipment	(34,735)	(62,118)
Proceeds from sale of property, plant, and equipment	—	7,886
Other	(4,500)	—
Net cash used for investing activities	(336,411)	(54,232)

Cash flows from financing activities:
Change in short-term and other borrowings	(18,382)	76,402
Proceeds from long-term bank borrowings, net	601,386	62,500
Redemption of notes	(300,000)	—
Proceeds from exercise of stock options	4,992	17,259
Repurchases of common stock	(52,513)	(68,847)
Purchase of shares from noncontrolling interest	—	(23,350)
Net cash provided by financing activities	235,483	63,964
Effect of exchange rate changes on cash	(5,434)	(1,600)
Net decrease in cash and cash equivalents	(181,439)	(12,758)
Cash and cash equivalents at beginning of period	730,083	534,320
Cash and cash equivalents at end of period	$548,644	$521,562

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)
	Quarter Ended
	March 31, 2018	April 1, 2017	% Change
		(adjusted)
Consolidated sales, as reported	$6,875,613	$5,736,780	19.9%
Impact of changes in foreign currencies	—	268,779
Impact of acquisitions	—	37,298
Impact of dispositions	(27,493)	(57,907)
Consolidated sales, as adjusted	$6,848,120	$5,984,950	14.4%

Global components sales, as reported	$4,929,932	$4,058,803	21.5%
Impact of changes in foreign currencies	—	175,038
Impact of acquisitions	—	20,588
Global components sales, as adjusted	$4,929,932	$4,254,429	15.9%

Americas Components sales, as reported	$1,796,698	$1,563,545	14.9%
Impact of changes in foreign currencies	—	8,118
Impact of acquisitions	—	20,588
Americas Components sales, as adjusted	$1,796,698	$1,592,251	12.8%

Europe components sales, as reported	$1,478,386	$1,118,279	32.2%
Impact of changes in foreign currencies	—	157,602
Europe components sales, as adjusted	$1,478,386	$1,275,881	15.9%

Asia components sales, as reported	$1,654,848	$1,376,979	20.2%
Impact of changes in foreign currencies	—	9,318
Asia components sales, as adjusted	$1,654,848	$1,386,297	19.4%

Global ECS sales, as reported	$1,945,681	$1,677,977	16.0%
Impact of changes in foreign currencies	—	93,741
Impact of acquisitions	—	16,710
Impact of dispositions	(27,493)	(57,907)
Global ECS sales, as adjusted	$1,918,188	$1,730,521	10.8%

Europe ECS sales, as reported	$750,270	$583,334	28.6%
Impact of changes in foreign currencies	—	87,855
Impact of acquisitions	—	16,710
Impact of dispositions	—	(889)
Europe ECS sales, as adjusted	$750,270	$687,010	9.2%

Americas ECS sales, as reported	$1,195,411	$1,094,643	9.2%
Impact of changes in foreign currencies	—	5,886
Impact of dispositions	(27,493)	(57,018)
Americas ECS sales, as adjusted	$1,167,918	$1,043,511	11.9%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

Three months ended March 31, 2018
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other*	Non-GAAP measure
Operating income	$235,995	$13,520	$21,171	$1,562	$272,248
Income before income taxes	186,460	13,520	21,171	4,014	225,165
Provision for income taxes	46,590	3,604	5,535	782	56,511
Consolidated net income	139,870	9,916	15,636	3,232	168,654
Noncontrolling interests	776	153	—	—	929
Net income attributable to shareholders	$139,094	$9,763	$15,636	$3,232	$167,725
Net income per diluted share	$1.56	$0.11	$0.18	$0.04	$1.88
Effective tax rate	25.0%				25.1%

Three months ended April 1, 2017 (adjusted)
	Reported GAAP measure	Intangible amortization expense	Restructuring & Integration charges	Other**	Non-GAAP measure
Operating income	193,025	12,900	15,505	—	221,430
Income before income taxes	155,883	12,900	15,505	(1,982)	182,306
Provision for income taxes	39,564	4,561	4,997	(765)	48,357
Consolidated net income	116,319	8,339	10,508	(1,217)	133,949
Noncontrolling interests	1,582	251	—	—	1,833
Net income attributable to shareholders	$114,737	8,088	10,508	(1,217)	132,116
Net income per diluted share	$1.27	$0.09	$0.12	$(0.01)	$1.46
Effective tax rate	25.4%				26.5%

* Other includes loss on disposition of businesses and gain (loss) on investments, net.
** Other includes gain (loss) on investments, net.

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Quarter Ended
	March 31, 2018	April 1, 2017
Sales:		(adjusted)
Global components	$4,929,932	$4,058,803
Global ECS	1,945,681	1,677,977
Consolidated	$6,875,613	$5,736,780
Operating income (loss):
Global components	$229,546	$173,533
Global ECS	83,806	82,189
Corporate (a)	(77,357)	(62,697)
Consolidated	$235,995	$193,025

(a)
Includes restructuring, integration, and other charges of $21.2 million and $15.5 million for the first quarter of 2018 and 2017, respectively, as well as a net loss on the disposition of businesses of $1.6 million for the first quarter of 2018.

NON-GAAP SEGMENT RECONCILIATION

	Quarter Ended
	March 31, 2018	April 1, 2017
		(adjusted)
Global components operating income, as reported	$229,546	$173,533
Intangible assets amortization expense	8,599	7,399
Global components operating income, as adjusted	$238,145	$180,932
Global ECS operating income, as reported	$83,806	$82,189
Intangible assets amortization expense	4,921	5,501
Global ECS operating income, as adjusted	$88,727	$87,690

Contact:            Steven O’Brien,
Vice President, Investor Relations
303-824-4544

Media Contact:        John Hourigan,
Vice President, Global Communications
303-824-4586